UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 28, 2005

BriteSmile, Inc.

(Exact name of registrant as specified in its charter)

Utah	1-11064	87-0410364

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane Walnut Creek, California		94598

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

          On September 30, 2005, at the Annual Meeting of Shareholders of BriteSmile, Inc. (the “Company”), the shareholders of the Company approved a proposal to amend the Revised 1997 Stock Option and Incentive Plan (the “Plan”) to increase the total number of shares of common stock issuable under the Plan from 1,500,000 to 1,900,000 (the “Amendment”).

          The description of the terms and conditions of the Plan and the Amendment, as set forth under the caption “Proposal 2. – Approval of Option Plan Amendment” from pages 23 through 27 in the Company’s definitive Proxy Statement filed August 30, 2005 with the United States Securities and Exchange Commission relating to the Company’s Annual Meeting of Shareholders, is incorporated herein by reference.  A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

          On September 29, 2005, the Company received notice from Nasdaq that it was no longer in compliance with Nasdaq Marketplace Rule 4350(c)(1) as a result of the recent appointment of Mr. John L. Reed to the Board of Directors of the Company.

          As noted in Item 5.02 of this Report, Mr. R. Eric Montgomery resigned as a director of the Company effective September 28, 2005, resulting in the Company’s Board of Directors consisting of four independent directors and three non-independent directors.  Accordingly, the Company believes it is now in compliance with Marketplace Rule 4350(c)(1).  On September 30, 2005, the Company received a notice from Nasdaq confirming the Company’s compliance with Marketplace Rule 4350(c)(1).

          On October 3, 2005, the Company issued a press release regarding the Nasdaq notice and the actions taken by the Company to remedy the deficiencies cited therein.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On September 28, 2005, R. Eric Montgomery resigned from the Board of Directors of the Company.  Mr. Montgomery has served as a member of the Board of Directors since 1998.  He will remain a key consultant to the Company under his current long-term consulting agreement with the Company in connection with the development of oral care products, including teeth whitening products. In addition, Mr. Montgomery will continue as a director of BriteSmile Development, Inc., a subsidiary of the Company.  As a result of Mr. Montgomery’s resignation, the Company’s Board of Directors now consists of four independent directors and three non-independent directors.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Amendment to Revised 1997 Stock Option and Incentive Plan of BriteSmile, Inc.

99.1	Press Release, dated October 3, 2005, issued by BriteSmile, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2005
BriteSmile, Inc.

	By:	/s/ Ken Czaja

Ken Czaja
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Name

Exhibit 10.1.	Amendment to Revised 1997 Stock Option and Incentive Plan of BriteSmile, Inc.

Exhibit 99.1.	Press Release, dated October 3, 2005, issued by BriteSmile, Inc.